Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-227762) of Guardant Health, Inc. of our reports dated March 2, 2020, with respect to the consolidated financial statements of Guardant Health, Inc. and the effectiveness of internal control over financial reporting of Guardant Health Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Redwood City, California
March 2, 2020